Exhibit 10.45


                                SUPPLY AGREEMENT

      THIS AGREEMENT is entered into this 10th day of June 2004, by and between Jerry Frasier at Global Kinetics, Inc., 4628 Kent Court, Kent, Washington 98032 (herein referred to as "GLOBAL") and Amarillo Biosciences, Inc., a Texas corporation with its principal place of business at 4134 Business Park Drive, Amarillo, Texas 79110 US (herein referred to as "ABI").

      WHEREAS, ABI has entered into an agreement with Hayashibara Biochemical Laboratories, Inc. and Hayashibara Shoji, Inc. (collectively referred to as "Hayashibara") whereby ABI has been granted the exclusive right to purchase, distribute and sell worldwide except Japan, nutraceutical and healthcare products for human consumption containing anhydrous crystalline maltose as the primary ingredient to relieve dry mouth;

      WHEREAS, ABI and GLOBAL desire to establish terms, by which ABI will supply anhydrous crystalline maltose (hereinafter referred to by its trade name "DRY MOUTH RELIEF" or "DMR") for incorporation into products to relieve dry mouth to be sold in the United States of America (hereinafter, the "Territory") to GLOBAL;

      NOW THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto mutually agree as follows:

1.    AGREEMENT TO SUPPLY

      1.1. Notice of Requirements. Starting in the second year of this Supply Agreement, no earlier than thirty (30) days prior to the beginning of each calendar quarter, and no later than thirty (30) days after the commencement of each calendar quarter, GLOBAL shall inform ABI in writing of its estimated requirements for DMR for such calendar quarter, and in the case of the first calendar quarter of each year, of its estimated requirements for DMR for the year.

2.     PRICE, DELIVERY AND PAYMENT TERMS

      2.1. Price. So long as GLOBAL meets the minimum purchase requirements set forth in Paragraph 3 of this Agreement, the price to be paid by GLOBAL for DMR shall be $**** per Kilogram (Kg), bulk product, not tableted or bottled in boxes of 20 Kgs.

      2.2. Delivery. All deliveries for DMR shall be EX WORKS, ABI's or ABI's contractor's factory or warehouse. The term "EX WORKS" shall have the meaning ascribed thereto in INCOTERMS 2000 as published by the International Chamber of Commerce, Paris. Delivery shall be within thirty (30) days from the date on which ABI receives a purchase order and initial payment.



**** Indicates that a portion of the text has been omitted and filed separately with the Commission

                                  Confidential

      2.3. Payment. GLOBAL shall remit to ABI full payment in U.S. funds via wire transfer to a bank account of ABI's choice for each order of DMR.

Account Bank: Wells Fargo             Bank Routing ABA Number: 111900659
Banking Center                        Account Name: Amarillo Biosciences, Inc.
7515 Southwest 45th,                  Account Number: 8980-287695
Amarillo, Texas 79119

      Fifty percent (50%) of the payment will accompany the purchase order with the balance to be paid within five (5) days of pickup in Japan. Upon execution of this Supply Agreement, GLOBAL shall make a one time reimbursement of $**** to ABI for the use of the name "DRY MOUTH RELIEF" which ABI shall purchase from Natrol (as per e-mail dated May 8, 2004 from David Laufer of Natrol). This payment will be made by GLOBAL to ABI when the payment is made by ABI to Natrol.

3.  MINIMUM PURCHASE REQUIREMENTS

    3.1.   GLOBAL shall purchase from ABI at least the following amounts of DMR.

          A. 750 Kgs of DMR during the first year of this Supply Agreement. Upon execution of the Supply Agreement, GLOBAL shall purchase 100 Kgs of DMR ($****) and notwithstanding Paragraph 2.3, above, GLOBAL pay the full amount plus shipping (to be billed), for a total of $**** to ABI. This sum of $**** shall be wired as above. Failure to purchase this 100 Kgs of DMR and pay for shipping upon execution of this Supply Agreement shall cause the Supply Agreement to be null and void.

          B. 1,500 Kgs of DMR during the second year of the Supply Agreement.

          C. 2,500 Kgs of DMR during the third year of the Supply Agreement and for all succeeding years during the term of this Agreement.

          D. In the event quantities of DMR actually purchased by GLOBAL during any contract year exceed the minimum requirements set forth in paragraphs A through C above, the excess quantities purchased shall apply toward GLOBAL's minimum purchase obligations in succeeding years, with any such excess to be carried over into successive years, until so applied.

      3.2. Within ten (10) days from the end of any term designated in Subparagraph A, B or C of Paragraph 3.1, above, ABI shall notify GLOBAL of the amount by which it has failed to purchase the required minimum amount. GLOBAL shall have thirty (30) days from the date of receipt of such notification to send to ABI a non-cancelable purchase order for immediate delivery in at least the amount necessary to equal the required minimum amount. If GLOBAL fails to meet the minimum purchase amounts set forth in Paragraphs 3.1 (A, B, or C), this Agreement shall terminate, and GLOBAL shall have no right hereunder to market DMR.


**** Indicates that a portion of the text has been omitted and filed separately with the Commission

                                  Confidential

4.    REPRESENTATION OF ABI

      4.1. Specifications. ABI represents and warrants that DMR supplied to GLOBAL under this Agreement shall comply with the specifications set forth in Exhibit A.

      4.2. Good Manufacturing Practices. ABI represents and warrants that all DMR supplied to GLOBAL shall comply with Good Manufacturing Practices established by the United States Food and Drug Administration (hereinafter "FDA") which are or may become applicable to the manufacture of DMR to be used in the production of a dietary supplement in the U.S.

      4.3. FDA Guaranty. All DMR supplied to GLOBAL, pursuant to this Agreement, will not be, as of the date of delivery, adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, or an article which may not under provisions of said Act, be shipped and/or sold in interstate or foreign commerce.

      4.4. Co-Exclusivity. Except as required for ABI to sell bottles of MAXISAL to local Amarillo pharmacies and health food stores and to individuals who buy bottles of Maxisal, ABI represents and warrants that it shall not sell in the Territory or permit any person other than GLOBAL to sell DMR in the Territory, during the term of this Agreement. ABI shall cease selling Maxisal to individuals when GLOBAL notifies ABI that GLOBAL is able to deliver product and when ABI's current inventories are sold.


5.    REPRESENTATIONS OF GLOBAL

      5.1. Defective Product. GLOBAL shall notify ABI in writing of any alleged defects in DMR no later than thirty (30) days from the date of its receipt in the Territory.

      5.2. Trademark. During the term of this Agreement GLOBAL shall have the exclusive right and license as well as the obligation, to use the name "DRY MOUTH RELIEF" in connection with the sale of products containing DMR in the Territory and shall use said trademark on the label of products containing the same. GLOBAL shall have no right after termination of this Agreement to use the name "DRY MOUTH RELIEF" or any similar name which may confuse or intend to confuse the general public as a trademark for other than product supplied by ABI.


**** Indicates that a portion of the text has been omitted and filed separately with the Commission

                                  Confidential

6.    TERM and PRICING

      6.1. General. This Agreement shall become effective as of the date hereof and, unless sooner terminated pursuant to the terms hereof, shall continue in effect until May 10, 2009, and thereafter from year to year, unless terminated by either party by notice to the other given not less than ninety (90) days prior to the end of the initial term or any one year extension thereof; provided however, that for all periods subsequent to October 12, 2005, ABI's obligations to supply DMR hereunder shall be subject to the renewal or extension to that certain Supply Agreement between ABI and Hayashibara dated October 13, 2000 (the "ACM Agreement") regarding supply of anhydrous crystalline maltose by Hayashibara to ABI.

      6.2. Price Redeterminations. The price of product hereunder shall be adjusted from time to time, but no more frequently than annually, to reflect any increase in the Producers Price Index, Drugs and Pharmaceuticals, Subdivision Code 063 after the date of this Agreement. Such price shall also be adjusted to reflect any increases in the price charged by HBL for product under the ACM Agreement, to reflect any increases in ABI's costs occurring after November 30, 2003, and to reflect any costs arising from changes requested by GLOBAL in product specifications, manufacturing, or release of the product.

      6.3. Termination for Cause. This agreement may be terminated by either party at any time upon material default by a party of its obligations under this Agreement by giving written notice to the defaulting party specifying in detail the facts constituting such material default and specifying a termination date of not less than thirty (30) days following the giving of such notice. Any such termination shall take effect on the date specified unless the other party has remedied such default and has given written notice to the other party specifying in detail the steps taken to effect the remedy.

7.    FURTHER ASSURANCES

      All parties hereto shall do and perform and cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as the other party hereto may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.    GENERAL PROVISIONS

      8.1. Entire Agreement. This Agreement, and Exhibit A hereto, comprise the entire agreement between the parties with respect to the subject matter of this Agreement and shall supersede all prior agreements or understandings, oral or written, with respect thereto.

      8.2. Notices. All notices to parties required under this Agreement shall be sent (i) by Overnight Courier Delivery, or (ii) by Facsimile Message if confirmed by phone and by mailing a copy by First Class Mail. All notices required under this Agreement shall be


**** Indicates that a portion of the text has been omitted and filed separately with the Commission

                                  Confidential
sent to:

    If to ABI, to:                             If to GLOBAL, to:

    Amarillo Biosciences, Inc.                 Jerry Frasier
    ATTN:  Joseph M. Cummins                   Global Kinetics, Inc.
    4134 Business Park Drive                   4628 Kent Court
    Amarillo, TX, USA 79110                    Kent, WA 98032
    Fax: 806-376-9301                          Fax: 253-270-9973

or, in each case, at such other address as may be specified in writing to the other party.

      8.3. Force Majeure. Neither party hereto shall be responsible for any failure to comply with the terms hereof for the time and to the extent that such failure is due to a cause or causes beyond its responsible control, or could not have been avoided by reasonable diligence. These causes shall include, without limitation, fire, flood, explosions, strike, labor disputes, labor shortages, picketing, lockout, transportation embargo or failure of transportation, inability to secure power, fuel, or other materials required for the production of DMR, inability to utilize the full capacity of any facility due to governmental actions, machinery malfunctions, inability to obtain necessary permits, licenses or regulatory approvals, war, riot, civil disturbance or insurrection, epidemics, quarantine restrictions, any action or inaction of any government or agency thereof, or any judicial action. Upon the occurrence of an event of force majeure, the party so affected shall notify the other party specifying in reasonable detail the nature and expected duration of the event of force majeure, and such party will have the right to suspend or reduce deliveries or acceptance during the period of the event of force majeure.

      8.4. Amendment and Assignment. This Agreement may not be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by both parties. This Agreement shall be binding upon the respective successors and assigns of the parties. This Agreement may not be assigned by either party without the prior written consent of the other party which consent shall not be unreasonably withheld.

      8.5. Law Governing. This Agreement shall be construed, enforced and performed in accordance with the laws of the State of Texas, USA, excluding principles of conflicts of law.

      8.6. Language. The English language version of this Agreement shall govern and control any translations of the Agreement into any other language.

      8.7. Arbitration. All disputes between the parties in connection with this Agreement shall be finally settled by arbitration. Arbitration shall take place in Amarillo, Texas, and shall be conducted under the rules of the American Arbitration Association by one or more arbitrators appointed in accordance with said Rules applying the terms and conditions of this Agreement and consistent provisions of the internal laws of the State of Texas. Any judgment upon this award may be entered in any court having jurisdiction.


**** Indicates that a portion of the text has been omitted and filed separately with the Commission

                                  Confidential

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

AMARILLO BIOSCIENCES, INC.                   GLOBAL KINETICS, INC.


By:       /s/  Joseph M. Cummins             By:     /s/  Jerry Frasier
          ---------------------------                ---------------------------
          Joseph M. Cummins                          Jerry Frasier
          President & CEO                            President


**** Indicates that a portion of the text has been omitted and filed separately with the Commission

                                  Confidential

EXHIBIT A
                                 Maxisal(R) Powder
                           Bulk Product Specifications



Test                                 Specification
---------------------------------------------------------------------------------------------------------

Appearance / Description             White, crystalline powder that is odorless and has a sweet taste

Identity                             Fehling reaction produces a red precipitate

Moisture content                     Not more than 1.2%
Maltose Purity                       Not less than 92%
Crystallinity                        Not less than 70%
---------------------------------------------------------------------------------------------------------



                                Maxisal(R) Lozenges
                         Finished Product Specifications




Test                                 Specification
---------------------------------------------------------------------------------------------------------
Appearance / Description             White, bi-convex, cylindrical lozenges that are not cracked, are free of foreign particulate matter, and meet the following:
                                     Diameter Diameter     8.0 mm (approx.)
                                     Thickness             Thickness   3.9 " 0.2 mm
                                     Hardness Hardness     7 " 3 kg / cm2

Moisture content                     Maximum of 2.0%

Weight Variation                     Not more than 5% variation from target of 204 mg

Disintegration                       Not more than 5 minutes in USP apparatus in water

Friability                           Not more than 1% loss in 4 minutes

Identity                             Correlation of $0.99 to Sigma standard for maltose by FT-NIR
---------------------------------------------------------------------------------------------------------




**** Indicates that a portion of the text has been omitted and filed separately with the Commission

                                  Confidential